Exhibit 99.B(m)(1)(ii)

SCHEDULE A

to

PACIFIC SELECT FUND SERVICE PLAN

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Portfolios — Class I Shares Only

U.S. Fixed Income Funds:

Core Income Portfolio

Diversified Bond Portfolio

Floating Rate Income Portfolio

High Yield Bond Portfolio

Inflation Managed Portfolio

Managed Bond Portfolio

Short Duration Bond Portfolio

International Fixed Income Funds:

Emerging Markets Debt Portfolio

U. S. Equity Funds:

Comstock Portfolio

Dividend Growth Portfolio

Equity Index Portfolio

Focused Growth Portfolio

Growth Portfolio

Large-Cap Growth Portfolio

Large-Cap Value Portfolio

Main Street® Core Portfolio

Mid-Cap Equity Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

Small-Cap Equity Portfolio

Small-Cap Growth Portfolio

Small-Cap Index Portfolio

Small-Cap Value Portfolio

Value Advantage Portfolio

International Equity Funds:

Emerging Markets Portfolio

International Equity Income Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Sector Funds:

Health Sciences Portfolio

Real Estate Portfolio

Technology Portfolio

Asset Allocation/Balanced Funds:

Pacific Dynamix — Conservative Growth Portfolio

Pacific Dynamix — Moderate Growth Portfolio

Pacific Dynamix — Growth Portfolio

Portfolio Optimization Conservative Portfolio

Portfolio Optimization Moderate-Conservative Portfolio

Portfolio Optimization Moderate Portfolio

Portfolio Optimization Growth Portfolio

Portfolio Optimization Aggressive-Growth Portfolio

Effective:  April 30, 2020

Agreed to and Accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT DISTRIBUTORS, LLC

By:	/s/ Brett Hynes
Name: Brett Hynes
Title: Vice President